INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-17321 of BioTime, Inc. on Form S-3 of our report dated August 8, 1996 (which report expresses an unqualified opinion and includes an explanatory paragraph related to the development stage of the Company's operations), appearing in the Annual Report on Form 10-K of BioTime, Inc. for the year ended June 30, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
San Francisco, California
January 7, 1997